UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 16, 2005
Date of Report (Date of earliest event reported)
ANIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50674 (Commission File Number)	23-2860912 (IRS Employer Identification No.)

200 Lawrence Drive, West Chester, Pennsylvania (Address of principal executive offices)	19380 (Zip Code)
(610) 644-8990
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 16, 2005, Animas Corporation (the “Company”), Johnson & Johnson and Emerald Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Concurrently, certain stockholders of the Company entered into a Stockholder Agreement with Johnson & Johnson whereby such stockholders agreed, among other things, to vote in favor of the adoption of the Merger Agreement. Piper Jaffray & Co. acted as financial advisor to the Company in this transaction. A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Merger Agreement
The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of common stock of the Company will be converted into the right to receive $24.50 in cash, without interest. Each outstanding Company stock option and warrant at the time of the closing will be cancelled in the Merger and the holder of such option or warrant will be entitled to an amount of cash, without interest, equal to the difference between $24.50 and the exercise price of such stock option or warrant.
The Merger is subject to the approval of the Company’s stockholders. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, certain foreign regulatory approvals and other customary closing conditions.
The Company and Johnson & Johnson have made customary representations, warranties and covenants in the Merger Agreement, including the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.
The Merger Agreement contains certain termination rights for both the Company and Johnson & Johnson, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Johnson & Johnson a termination fee of $19,700,000.
A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
In connection with the execution of the Merger Agreement, on December 16, 2005, Johnson & Johnson entered into a Stockholder Agreement (the “Stockholder Agreement”) with certain stockholders of the Company owning approximately 29.64% of the Company’s common stock, including certain directors and officers of the Company, pursuant to which such stockholders agreed to vote to approve and adopt the Merger Agreement and to take certain other actions in furtherance of the consummation of the Merger. In addition, Johnson & Johnson currently owns approximately 8% of the Company’s common stock. A copy of the Stockholder Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement.
Amendment to Employment Agreements
In February 2004, the Company entered into an amended and restated employment agreement with its President and Chief Executive Officer, Katherine D. Crothall (the “Crothall Employment Agreement”). In connection with the execution of the Merger Agreement and as required by Johnson & Johnson, on December 16, 2005, the Company and Katherine D. Crothall entered into an amendment to the Crothall Employment Agreement (the “Crothall Employment Agreement Amendment”). Under the terms of the Crothall Employment Agreement Amendment, following the consummation of the Merger, Ms. Crothall will continue to be employed by the Company as President for a period of six months. If Ms. Crothall’s employment terminates following the consummation of the Merger but prior to the expiration of such six-month period by reason of her voluntary resignation, she is entitled to receive the severance compensation and benefits that she would otherwise be entitled to receive upon a termination of her employment by the Company without cause pursuant to the Crothall Employment Agreement. The Crothall Employment Agreement Amendment subjects Ms. Crothall to increased non-compete and non-solicitation restrictions which are five years and three years, respectively, following the consummation of the Merger. If the Merger Agreement is terminated, the Crothall Employment Agreement Amendment will be void and have no further force and effect.
The Crothall Employment Agreement Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Crothall Employment Agreement Amendment is qualified in its entirety by reference to the full text of the Crothall Employment Agreement Amendment.
Other Material Relationships
The Company does not have any material relationship with Johnson & Johnson, Merger Sub or either of its affiliates other than in respect of that certain Co-Development Agreement dated January 1, 2004 by and between the Company and LifeScan, Inc. LifeScan, Inc. is an affiliate of Johnson & Johnson. Johnson & Johnson currently owns approximately 8% of the Company’s common stock.
The Company does not have any material relationships with Katherine D. Crothall other than the Stockholder Agreement, the Crothall Employment Agreement, the Crothall Employment Agreement Amendment and certain stock option agreements between the Company and Ms. Crothall.
Additional Information and Where To Find It.

The information in this Form 8-K is not a substitute for the proxy statement the Company will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement, when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by the Company with the Securities and Exchange Commission, will be available free of charge at the Security and Exchange Commission’s website, www.sec.gov, or by visiting the Company’s website at www.animascorp.com.
The Company and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of the Company’s participants in the solicitation of proxies of the Company’s stockholders by reading the proxy statement when it becomes available.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
2.1	Agreement and Plan of Merger, dated as of December 16, 2005, among Johnson & Johnson, Emerald Merger Sub and Animas Corporation.
10.1	Stockholder Agreement, dated as of December 16, 2005, among Johnson & Johnson and the individuals and other parties listed on Schedule A attached thereto.
10.2	Amendment to Employment Agreement, dated as of December 16, 2005, between Animas Corporation and Katherine D. Crothall.
99.1	Press Release by Animas Corporation dated December 16, 2005 referred to in Item 1.01 above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANIMAS CORPORATION
By:	/s/ Richard Baron
Richard Baron
Vice President — Finance and Chief Executive Officer

Dated: December 16, 2005

Exhibit Index

Exhibits
2.1	Agreement and Plan of Merger, dated as of December 16, 2005, among Johnson & Johnson, Emerald Merger Sub and Animas Corporation.
10.1	Stockholder Agreement, dated as of December 16, 2005, among Johnson & Johnson and the individuals and other parties listed on Schedule A attached thereto.
10.2	Amendment to Employment Agreement, dated as of December 16, 2005, between Animas Corporation and Katherine D. Crothall.
99.1	Press Release by Animas Corporation dated December 16, 2005 referred to in Item 1.01 above.